UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

HASHICORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HCP-IBM WWFO Toolkit

NOTE: This guide is not for distribution. It is intended to help guide your conversations with external parties regarding the announcement.

Overview

Today, we announced that IBM has entered into an agreement to acquire HashiCorp for $35 per share in cash, representing an enterprise value of approximately $7.7 billion. This transaction unites two leading technology businesses with highly complementary visions: to be the platform of choice for multi-cloud and hybrid infrastructure automation.

What This Means for You

We expect our customers, community members, and partners will share in our excitement, and it is natural they will have questions. You will play an important role in communicating with them about the benefits of this transaction and will help them understand what to expect moving forward. To assist you in responding to questions and ensure that everyone receives consistent information, please familiarize yourself with the following communications materials:

•	A LINK to the press release issued today;

•	A LINK to the HashiCorp blog post that has been published on our website; and

•	Talking points for use in conversations with customers, which you can find below, and an external FAQ linked here.

Please note that the materials included in this toolkit have been approved by legal counsel and certain communications that are distributed in writing will be filed with the U.S. Securities and Exchange Commission. It is important that you do not add to or change in any way these materials or other communications you may receive in the future regarding this transaction.

Your Role

We expect customers to have questions. You are allowed to proactively communicate with them about this news. We have drafted two email options for you to use:

1.	If you have a deal expected to close between now and the end of this quarter, you will use this customer cohort email #1.

2.	All customers in our Top 500 list should get communications from their account team. Please see the customer cohort email #2 template here.

Communications “Do’s and Don’ts”

As you respond to questions from customers about this news, please keep the following considerations in mind.

DO

√

DO stay on message. The messages in the attached and below communications have been approved by legal counsel. To ensure we are being consistent in our communications about this announcement, please reinforce these approved messages.

√

DO continue to be confident and forward-looking. Remember that the way you speak about this transaction will impact how others respond. This is exciting news for HashiCorp, our customers, community members, and partners, and it is important that you stay positive and forward-looking.

√

DO support our customers. Our customers rely on HashiCorp, and it’s natural that they’ll have questions about this announcement and what it means for them. Please make yourself available to discuss the announcement and answer their questions. Be sensitive to their needs and listen to their concerns.

√

DO remind customers it is business as usual. While there is a lot to be excited about, please keep in mind, and remind customers, that today’s announcement is just the first step toward IBM acquiring HashiCorp. This transaction is expected to close by the end of 2024, and is subject to approval by HashiCorp shareholders, regulatory approvals and other customary closing conditions. Until the transaction closes, HashiCorp and IBM remain separate, independent companies and it remains business as usual.

DON’T

×

DON’T stray from the approved messages. Do not stray from the messages in the below talking points and attached materials by offering your own opinion. Please direct customers to our press release issued today and the HashiCorp blog post that has been published on our website for additional information. To the extent you receive questions that cannot be answered with the materials provided, it is perfectly acceptable to say:

“This was just announced. Let me look into those details and see if I can get information for you.”

In addition, you can use this answer in those situations:

“That’s a great question. At this point, it is early in the process, and there is a lot of work ahead. It is important to keep in mind that until the transaction closes, it is business as usual at HashiCorp. We are committed to ensuring a seamless transition for all of our customers, partners, and community members.”

×	DON’T post your own opinions on social media. You are a representative of HashiCorp, and your words could be viewed as the company’s.

×

DON’T discuss this matter with anyone at IBM outside the normal course of business. While we are excited about the future of HashiCorp, until the transaction closes, we will continue to operate as separate, independent companies. This means that you should not interact with members of the IBM team, or IBM customers or partners, unless it is part of your normal business activities. If an IBM customer or partner reaches out to you, please direct them to their normal IBM contact.

Between now and the close of the transaction, we will be communicating with you as appropriate to provide updates on our progress and to ensure that you have the support you need. Our goal is to be as transparent as possible. Thank you for your leadership, contributions, and continued commitment to HashiCorp.

Additional Information and Where to Find It

HashiCorp, Inc. (“HashiCorp”), the members of HashiCorp’s board of directors and certain of HashiCorp’s executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of HashiCorp (the “Transaction”). HashiCorp plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. David McJannet, Armon Dadgar, Susan St. Ledger, Todd Ford, David Henshall, Glenn Solomon and Sigal Zarmi, all of whom are members of HashiCorp’s board of directors, and Navam Welihinda, HashiCorp’s chief financial officer, are participants in HashiCorp’s solicitation. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Additional information about such participants is available under the captions “Board of Directors and Corporate Governance,” “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” in HashiCorp’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders (the “2023 Proxy Statement”), which was filed with the SEC on May 17, 2023 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000114036123025250/ny20008192x1_def14a.htm). To the extent that holdings of HashiCorp’s securities have changed since the amounts printed in the 2023 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001720671&type=&dateb=&owner=only&count=40&search_text=). Information regarding HashiCorp’s transactions with related persons is set forth under the caption “Related Person Transactions” in the 2023 Proxy Statement. Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, to HashiCorp’s named executive officers in a change of control of HashiCorp is set forth under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control” in the 2023 Proxy Statement. With respect to Ms. St. Ledger, certain of such illustrative information is contained in the Current Report on Form 8-K filed with the SEC on June 7, 2023 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000162828023021270/hcp-20230607.htm).

Promptly after filing the definitive Transaction Proxy Statement with the SEC, HashiCorp will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HASHICORP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of HashiCorp’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Transaction will also be available, free of charge, at HashiCorp’s investor relations website (https://ir.hashicorp.com/), or by emailing HashiCorp’s investor relations department (ir@hashicorp.com).

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding (i) the Transaction; (ii) the expected timing of the closing of the Transaction; (iii) considerations taken into account in approving and entering into the Transaction; and (iv) expectations for HashiCorp following the closing of the Transaction. There can be no assurance that the Transaction will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from HashiCorp’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction, including in circumstances requiring HashiCorp to pay a termination fee; (iii) possible disruption related to the Transaction to HashiCorp’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by HashiCorp related to the Transaction; (v) the risk that HashiCorp’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of HashiCorp management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Transaction; (viii) potential litigation relating to the Transaction; (ix) uncertainty as to timing of completion of the Transaction and the ability of each party to consummate the Transaction; and (x) other risks and uncertainties detailed in the periodic reports that HashiCorp files with the SEC, including HashiCorp’s Annual Report on Form 10-K. All forward-looking statements in this communication are based on information available to HashiCorp as of the date of this communication, and, except as required by law, HashiCorp does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.